Exhibit 99.1

Resource America Stockholders Approve Merger with C-III Capital Partners

PHILADELPHIA, PA – August 25, 2016— Resource America, Inc. (NASDAQ: REXI) (“Resource America”), announced today Resource America stockholders, at a special meeting, approved the pending merger of Resource America with a subsidiary of C-III Capital Partners LLC (“C-III”). Approximately 80% of the shares of Resource America common stock that were outstanding as of the record date of June 13, 2016 approved the merger, and approximately 99.8% of the shares of Resource America common stock that were voted approved the merger. The merger is expected to close on September 8, 2016.

About C-III Capital Partners

C-III Capital Partners LLC was formed in 2010 and is a leading commercial real estate investment and services company engaged in a broad range of activities, including: (i) primary and special loan servicing (named special servicer for approximately $81 billion of securitized commercial real estate loans); (ii) investment management (approximately $2.0 billion of gross equity and debt assets under management); (iii) loan origination (approximately $5.2 billion since inception in 2010); (iv) multifamily property management (owner of US Residential, which manages more than 40,000 units located in 23 states); (v) sales and leasing brokerage and commercial property management (owner of NAI Global, which has more than 375 member offices worldwide, with over 6,700 professionals, managing over 380 million square feet of commercial property); (vi) online marketing of institutional commercial real estate capital markets transactions (owner of Real Capital Markets, which has marketed over $1.7 trillion of properties and debt since inception in 1999 and operates an online live auction platform); and (vii) zoning due diligence services (owner of The Planning & Zoning Resources Company, commonly known as PZR). C-III’s principal executive offices are located at 717 Fifth Avenue, New York, New York 10022, its telephone number is (212) 705-5100 and its internet address is www.c3cp.com.

About Resource America

Resource America, Inc. is an asset management company that specializes in real estate and credit investments. The Company’s objective is to be best in class among asset managers in the real estate and credit sectors as measured by returns to investors and the quality of the funds and businesses it manages. Resource America’s investments emphasize consistent value and long-term returns with an income orientation. For more information please visit our website at www.resourceamerica.com or contact Marketing and Investor Relations at pkamdar@resourceamerica.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Resource America, C-III and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Resource America and its subsidiaries. Resource America and C-III caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Resource America and its management; the effect of announcement of the transaction on Resource America’s ability to retain and hire key personnel and maintain relationships with any entities that it manages, suppliers and other third parties; difficult global economic and capital markets conditions; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Resource America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in Resource America’s Quarterly Reports on Form 10-Q and other documents filed by Resource America with the U.S. Securities and Exchange Commission after the date thereof. Except as required by applicable law, Resource America and C-III make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Resource America, Inc.

pkamdar@resourceamerica.com

www.resourceamerica.com